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Exhibit 3.1.5

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Nova Scotia

CERTIFICATE OF AMALGAMATION

Companies Act

Registry Number

        3015830

I hereby certify that

3015341 NOVA SCOTIA ULC

MICHAELS OF CANADA, INCORPORATED

having entered into an amalgamation subsequently approved by Order of the Supreme Court of Nova Scotia, have amalgamated and the name of the amalgamated company is:

MICHAELS OF CANADA, ULC

and the amalgamation is approved by the Registrar of Joint Stock Companies effective this date and the liability of the members is unlimited.

/s/ NM HOMANS Deputy Registrar of Joint Stock Companies	January 30, 1998 Date of Amalgamation

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Nova Scotia

CERTIFICATE OF REGISTRATION

Corporations Registration Act

Registry Number

        3015830

Name of Company

        MICHAELS OF CANADA, ULC

I hereby certify that the above-mentioned company, resulting from the amalgamation of:

3015341 NOVA SCOTIA ULC

MICHAELS OF CANADA, INCORPORATED

is hereby registered this date under the Corporations Registration Act.

/s/ NM HOMANS Deputy Registrar of Joint Stock Companies	January 30, 1998 Date of Registration

1998

[STAMP]

IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:	The Companies Act, being Chapter 81 of the Revised Statutes of Nova Scotia, 1989 and amendments thereto (the "Companies Act (Nova Scotia)")
- and -
[STAMP]
IN THE MATTER OF:	The Application of Michaels of Canada Incorporated and 3015341 Nova Scotia ULC for an Order approving the amalgamation of the applicants pursuant to Section 134 of the Companies Act (Nova Scotia).

ORDER

BEFORE THE HONOURABLE JUSTICE W.S. SAUNDERS IN CHAMBERS:

        UPON READING the Originating Notice (Ex Parte Application) herein and upon reading the Affidavit of Mark V. Beasley sworn to on January 26, 1998:

        AND UPON READING the amalgamation agreement dated the 26th day of January, 1998 between Michaels of Canada, Incorporated and 3015341 Nova Scotia ULC (the "Amalgamation Agreement"), a copy of which is annexed hereto as Schedule "A";

        AND UPON IT APPEARING that the shareholders of the applicants have approved the Amalgamation Agreement in compliance with the provisions of subsection (4) of Section 134 of the Companies Act (Nova Scotia);

I HEREBY CERTIFY that this is a true copy of a document filed in the office of the Registrar of Joint Stock Companies on the 30th day of January 1998
NM Homans Registrar of Joint Stock Companies

        AND UPON IT APPEARING that the creditors of the applicants will not be adversely affected by the amalgamation of the applicants;

        AND UPON IT APPEARING that the applicants are private companies and no useful purpose would be served by having the financial statements of the applicants on file herein produced as public documents after being examined by the Court at the hearing of this Application;

        AND UPON HEARING Counsel for the applicants;

        IT IS HEREBY ORDERED that none of the applicants shall be required to give notice to their shareholders of this Application for an Order of This Honourable Court approving the Amalgamation Agreement and, pursuant to subsection (6) of Section 134 of the Companies Act (Nova Scotia), such notice be and the same is hereby dispensed with;

        AND IT IS FURTHER ORDERED that none of the applicants shall be required to give notice to their creditors of this Application for an Order of This Honourable Court approving the Amalgamation

Agreement and, pursuant to subsection (7) of Section 134 of the Companies Act (Nova Scotia), such notice be and the same is hereby dispensed with;

        AND IT IS FURTHER ORDERED that Exhibits "D" and "E" to the Affidavit of Mark V. Beasley sworn January 26, 1998, filed herein be sealed by the Prothonotary and not opened except upon further Order of This Honourable Court;

        AND IT IS FURTHER ORDERED that the Amalgamation Agreement be and the same is hereby approved;

        AND IT IS FURTHER ORDERED that the filing with the Registrar of Joint Stock Companies of a copy of this Order, certified under the hand of the Prothonotary and the Seal of this Court, be sufficient compliance with the provisions of subsection (9) of Section 134 of the Companies Act (Nova Scotia).

        DATED at Halifax, Nova Scotia, this 30 day of January, 1998.

/s/ JUDY SAMPSA PROTHONOTARY

IN THE SUPREME COURT COUNTY OF HALIFAX, N.S.

I hereby certify that the foregoing document, identified by the Seal of the Court, is a true copy of the original document on file herein.

Dated the 30th day of January A.D., 1998
/s/ ILLEGIBLE PROTHONOTARY

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SCHEDULE "A"

        THIS AMALGAMATION AGREEMENT made this 26TH day of January, 1998;

BETWEEN:

  MICHAELS OF CANADA, INCORPORATED, a body corporate, continued under the Companies Act (Nova Scotia), hereinafter referred to as "MCI"

                                  OF THE FIRST PART

  - and -

  3015341 NOVA SCOTIA ULC, a body corporate, incorporated under the Companies Act (Nova Scotia), as an unlimited liability company, hereinafter referred to as "ULC"

                                  OF THE SECOND PART

  WHEREAS:

        (a)   MCI was continued under the Companies Act, R.S.N.S. 1989, c.81, as amended, on January 26, 1998 and has an authorized capital consisting of $4,000,000.00 US divided into 100,000 common shares without nominal or par value and 4,000 Class A Preferred shares having a par value of $1,000.00 US each, of which 1,000 common shares and 4,000 Class A Preferred shares are issued and outstanding as fully paid and non-assessable;

        (b)   ULC was incorporated under the Companies Act, R.S.N.S. 1989, c.81, as amended, on January 23, 1998 as an unlimited liability company and has an authorized capital of 100,000 shares without nominal or par value of which one share is issued and outstanding as fully paid and non-assessable;

        (c)   It is considered desirable and in the interest of MCI and ULC that they be amalgamated pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia);

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

        1.     MCI and ULC shall be amalgamated into and continue as one company ("Amalco") pursuant to the provisions of Section 134 of the Companies Act of Nova Scotia effective as of the 30th day of January, 1998.

        2.     The attributes and characteristics of the Amalco shall be as follows:

    (a)
    The name of Amalco shall be "Michaels of Canada, ULC";

    (b)
    The registered office of Amalco shall be Summit Place, 1601 Lower Water Street, Halifax, Nova Scotia, B3J 3P6;

    (c)
    The authorized capital of Amalco shall be $20,000,000.00 US divided into 100,000 common shares without nominal or par value and 20,000 Class A Preferred shares having a par value of $1,000.00 US each and being subject to the rights, restrictions, conditions and limitations set forth in Schedule "A" annexed hereto;

    (d)
    The liability of the members of Amalco shall be unlimited;

    (e)
    The objects of Amalco and the provisions of its Memorandum of Association, shall be those set out in Schedule "B" attached hereto;

    (f)
    The names, occupations and places of residence of the first directors of Amalco shall be as follows:

NAME	OCCUPATION	ADDRESS
R. Michael Rouleau	Executive	8000 Bent Branch Drive Irving, Texas 75063
Bryan DeCordova	Executive	8000 Bent Branch Drive Irving, Texas 75063
Mark V. Beasley	Executive	8000 Bent Branch Drive Irving, Texas 75063

  and such directors shall hold office while qualified until their successors are from time to time elected in the manner provided in the Articles of Association of Amalco.

    (g)
    The manner of converting the authorized and issued capital of MCI and ULC into that of Amalco shall be as follows:

    (i)
    Each registered holder of common shares without nominal or par value in the capital stock of MCI shall be entitled to one fully paid and non-assessable common share without nominal or par value in the capital stock of Amalco for each common share in the capital stock of MCI, and each registered holder of Class A Preferred shares having a par value of One Thousand United States Dollars ($1,000.00 US) each in the capital stock of MCI shall be entitled to one fully paid and non-assessable Class A Preferred share having a par value of One Thousand United States Dollars ($1,000.00 US) in the capital stock of Amalco for each Class A Preferred share in the capital stock of MCI, held by such registered shareholder on the date of the Order of the Judge of the Supreme Court of Nova Scotia, in Chambers, approving the amalgamation of MCI and ULC so that there will be a total of 1,000 common shares without nominal or par value of Amalco and 4,000 Class A Preferred shares having a par value of One Thousand United States Dollars ($1,000.00 US) each, issued to the registered holders of shares in the capital stock of MCI; and

    (ii)
    Each outstanding share of ULC will be cancelled;

    (h)
    The Articles of Association of Amalco shall be those attached and marked Schedule "C" to this Agreement until repealed, amended, altered or added to.

        3.     Amalco shall possess all the property, rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts of MCI and ULC.

        4.     All the rights of creditors against the property, rights and assets of ULC and MCI, respectively, and all liens upon the respective properties, rights, and assets shall be unimpaired by the amalgamation and all debts, contracts, liabilities and duties of MCI and ULC, respectively, shall thenceforth attach to Amalco and may be enforced against it to the same extent as if such debts, contracts, liabilities and duties had been incurred or contracted by Amalco.

        5.     No action or proceeding by or against MCI and ULC shall abate or be affected by the amalgamation but for all purposes of such actions or proceedings ULC and MCI, as the case may be, shall be deemed still to exist and Amalco may be substituted in such action or proceeding in the place thereof.

        6.     This Agreement is subject to being approved by the shareholders of each of ULC and MCI in the manner specified in subsection (4) of Section 134 of the Companies Act and by a Judge of the Supreme Court of Nova Scotia as required by Section 134 of the Companies Act. Notwithstanding such

2

approval, this Agreement may be terminated by resolution of the Board of Directors of ULC or MCI at any time before the Certificate of Amalgamation is issued.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

	SIGNED, SEALED and DELIVERED	)	MICHAELS OF CANADA,
		)	INCORPORATED
)
)
)
Witness:	/s/ KERRI BATES	)	Per	/s/ MARK V. BEASLEY
		)		MARK V. BEASLEY
		)		Secretary
)
)
)
)
		)	3015341 NOVA SCOTIA ULC
)
)
)
Witness:	/s/ KERRI BATES	)	Per:	/s/ MARK V. BEASLEY
		)		Mark V. Beasley
		)		President/Secretary

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SCHEDULE "A"

        The rights, preferences, conditions, restrictions, limitations and prohibitions of the Class A Preferred Shares shall be as follows:

        1.     The holders of the Class A Preferred Shares, in priority to the common shares and any other shares ranking junior to the Class A Preferred Shares shall be entitled to receive if, as and when declared by the Board of Directors of the Company (hereinafter called the "Board"), a fixed preferential cumulative dividend of five point six two five per centum (5.625%) per annum upon the par value thereof payable in quarterly installments on the 15th day of January, April, July and October each year. Such dividends shall accrue from such date or dates as may in the case of each issue be determined by the Board or in case no date be so determined, then from the date of issuance. Cheques of the Company payable at par at any branch in Canada of the Company's bankers for the time being shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. If, on any dividend payment date, the dividend payable on such date is not paid in full on all of the Class A Preferred Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board on which the Company shall have sufficient monies properly applicable to the payment of the same.

        2.     So long as any of the Class A Preferred Shares are outstanding, no dividend shall at any time be declared or paid on or set apart for the common shares or any other shares ranking junior to the Class A Preferred Shares unless either all the holders of the Class A Preferred Shares consent in writing or until a dividend has been paid on the Class A Preferred Shares, or has been declared and set apart for payment.

        3.     The holders of the Class A Preferred Shares shall not be entitled to any dividends other than the dividends referred to herein.

        4.     So long as any of the Class A Preferred Shares are outstanding, the Company shall not, without the consent (which consent shall be evidenced by a written instrument or instruments) of the holders of at least seventy-five per centum (75%) of the then outstanding Class A Preferred Shares:

    (a)
    create and/or issue any shares ranking on a parity with or in priority to the Class A Preferred Shares, whether as to payment of dividends or repayment of capital or the distribution of assets in the event of liquidation, dissolution or winding up of the Company;

    (b)
    redeem, purchase for cancellation or otherwise pay off or purchase any shares ranking junior to the Class A Preferred Shares; or

    (c)
    change any provision of the within conditions, preferences, priorities, rights, privileges, restrictions and limitations so as to affect adversely the Class A Preferred Shares.

        5.     The Class A Preferred Shares will rank in priority to the common shares and any other shares of the Company ranking junior to the Class A Preferred Shares with respect to the payment of dividends and/or the distribution of assets of the Company.

        6.     The Company may, upon giving notice as hereinafter provided, redeem the whole or from time to time any part of the Class A Preferred Shares on payment of the par value thereof plus all declared and unpaid dividends thereon.

        7.     In case of part only of the outstanding Class A Preferred Shares being called for redemption, the Class A Preferred Shares to be redeemed shall be selected either by lot from among all the outstanding Class A Preferred Shares in such manner as the Board in their discretion may determine, or pro rata to the holdings of all Class A Preferred Shares outstanding.

        8.     If notice of any Redemption of Class A Preferred Shares be given and an amount sufficient to redeem the Class A Preferred Shares called for redemption be deposited in a bank or trust company at such place as may be determined by the Board on or before the date fixed for redemption, the said Class A Preferred Shares called for redemption shall be deemed to be redeemed as of the date fixed for redemption, and the holders of such Class A Preferred Shares so called for redemption shall have no right in or against the Company thereafter in respect of such shares, except to receive payment in accordance with the terms of the notice of redemption out of the monies so deposited and to receive any declared and unpaid dividends thereon.

        9.     Class A Preferred Shares when redeemed shall be cancelled and shall not be reissued.

        10.   The Company at any time and from time to time at its option may redeem without notice all or any part of the outstanding Class A Preferred Shares by purchasing any of such shares in the open market or by tender at the lowest price for which, in the opinion of the Board, such Class A Preferred Shares are obtainable. From and after the date of such purchase of any outstanding Class A Preferred Shares, such shares shall be deemed to have been redeemed and shall be cancelled and such Class A Preferred Shares shall not be reissued.

        11.   If part only of the Class A Preferred Shares represented by any certificate be redeemed or purchased as hereinabove set out a new certificate or new certificates for the balance of such shares shall be issued.

        12.   The redemption of the Class A Preferred Shares shall not affect the rights of the holders of such shares with respect to any declared and unpaid dividends thereon up to the date fixed for redemption, and such shareholders shall remain entitled to such dividends on their respective Class A Preferred Shares.

        13.   Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and/or in the event of any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares shall be entitled to receive, before any payment or distribution of assets of the Company shall be made or set apart for the holders of junior shares, an amount equal to the par value thereof, plus all declared and unpaid dividends thereon. Only after such payment has been made in full to the holders of the Class A Preferred Shares, the holders of the junior shares shall, subject to applicable law, be entitled to receive any and all assets remaining to be paid or distributed to shareholders, and the holders of the Class A Preferred Shares shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange, or transfer of all or substantially all the property and assets of the Company or a consolidation, merger or amalgamation of the Company with one or more other corporations (whether or not the Company is the corporation surviving from such consolidation, merger or amalgamation) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        14.   Save as herein expressly provided, the Class A Preferred Shares shall not entitle the holders thereof to receive or participate in any distribution of profits or capital of the Corporation, whether by way of dividends in any form, distribution of assets, bonus or otherwise.

        15.   The Class A Preferred Shares shall not have attached to them any right to receive notice of or to vote at any meeting of the shareholders of Company.

        16.   If in any year, after providing for dividends on the then outstanding Class A Preferred Shares, there shall remain any profits or surplus lawfully available for dividends, such profits or surplus or any part thereof may, in the discretion of the Board, be applied to dividends on any or all of the junior shares subject to their rights, preferences, conditions, restrictions, limitations and prohibitions.

        17.   The common shares will rank junior to the Class A Preferred Shares and be subject in all respects to the conditions, preferences, priorities, rights, privileges, restrictions and limitations attaching to the Class A Preferred Shares.

        18.   All dollar amounts stated in this Schedule "A" and, for greater certainty, the par value of the Class A Preferred shares stated in Article 6 of the Articles of Association, shall be deemed to be in United States Dollars and all dividends and other amounts payable hereunder shall be payable in United States Dollars.

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SCHEDULE "B"

COMPANIES ACT

CHAPTER 81, R.S.N.S. 1989

MEMORANDUM OF ASSOCIATION OF MICHAELS OF CANADA, ULC

1	-	The name of the Company is MICHAELS OF CANADA, ULC.

2	-	There are no restrictions on the objects and powers of the Company.

3	-	Pursuant to subsection (11) of Section 26 of the Companies Act, to the intent that subsection (9) of Section 26 not apply to the Company, the following powers are hereby expressly conferred upon the Company:
The Company shall have power to
(a) sell or dispose of its undertaking or a substantial part thereof;
(b) subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and
(c) amalgamate with any company or other body of persons.

4	-	The liability of all of the members is unlimited.

SCHEDULE "C"

COMPANIES ACT
(Nova Scotia)

UNLIMITED COMPANY

ARTICLES OF ASSOCIATION

of

MICHAELS OF CANADA, ULC

        1.     In these Articles, unless there be something in the subject or context inconsistent therewith:

    "Act" means the Companies Act (Nova Scotia) as amended;

    "Board" means the directors of the Company for the time being;

    "Company" means the Company named above;

    "Court" means the Supreme Court of Nova Scotia, or a judge thereof;

    "Dividend" includes bonus;

    "member" and "Shareholder" are used interchangeably;

    "Memorandum" means the Memorandum of Association of the Company and all amendments thereto;

    "Month" means calendar month;

    "Office" means the registered office for the time being of the Company;

    "Proxyholder" includes an alternate Proxyholder;

    "Register" means the register of members to be kept pursuant to Section 42 of the Act;

    "Registrar" means the Registrar of Joint Stock Companies for the time being;

    "Reporting Company" and "Reporting Issuer" have the meanings given to them respectively by the Act;

    "Secretary" includes any person appointed to perform the duties of Secretary of the Company temporarily;

    "shares" means shares in the share capital of the Company and include shares without nominal or par value and shares of any class or series of shares;

    "Shareholder" means member as that term is used in the Act in connection with an unlimited company having share capital;

    "Special Resolution" has the meaning assigned by Section 87 of the Act;

    "these Presents" and "these Articles" includes these Articles of Association (and schedules thereto) and any modification or alteration thereof for the time being in force;

    "written" and "in writing" mean and include words printed, lithographed, represented or reproduced in any mode in a visible form;

    Words importing the singular number only, include the plural number and vice versa;

    Words importing the masculine gender only, include the feminine gender as well as the neuter; and

    Words importing persons include corporations.

        2.     The regulations contained in Table "A" in the first schedule to the Act shall not apply to the Company.

        3.     The directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements from time to time made by or with the promoters of the Company by or on behalf of the Company with full power nevertheless from time to time to agree to any modification of the terms of such agreement or agreements either before or after execution thereof.

        4.     The directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

        5.     The business of the Company may be commenced as soon after incorporation as the directors may think fit, and notwithstanding that part only of the shares may have been allotted.

SHARES

        6.     The authorized capital of the Company is $20,000,000.00 US divided into 100,000 common shares without nominal or par value and 20,000 Class A Preferred shares having a par value of $1,000.00 US each and being subject to the rights, restrictions, conditions and limitations set forth in Schedule "A" annexed hereto with power to divide the shares in the capital for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred, or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the provisions of the Companies Act and amendments thereto.

        7.     Subject to the provisions of the agreement or agreements mentioned in Article 3 hereof, the shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the directors may think fit and with full power to give to any person the call of any shares during such time and for such consideration as the directors think fit.

        8.     Shares may be registered in the names of any number of persons not exceeding three as joint holders thereof.

        9.     Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a Court, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

        10.   Certificates of title to shares shall be signed by the President or Vice-President or a director and either the Secretary or an Assistant Secretary or by such other person as the directors may authorize. The signature of the President or Vice-President may be engraved, lithographed or printed upon the certificates or any one or more of them, and any certificates bearing such engraved, lithographed or printed signature of the President or Vice-President, when signed by the Secretary or an Assistant Secretary or by such other persons as the directors may authorize, shall be valid and binding upon the Company.

        11.   Every member shall be entitled to one certificate for all his shares, or to several certificates each for one or more of such shares.

        12.   Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

        13.   If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate is lost or destroyed, then upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the person entitled to such lost or destroyed certificate.

        14.   The directors may cause to be kept in any place or places either in or outside of Nova Scotia, one or more branch Registers of members.

        15.   Deleted.

        16.   Deleted.

VALIDITY OF SALES

        17.   Upon any sale in purported exercise of the powers given by these Articles, the directors may cause the purchaser's name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or the application of the purchase money and, after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by this sale shall be in damages only and against the Company exclusively.

LIABILITY OF MEMBERS

        18.   For greater certainty and with reference to Article 4 of the Memorandum, the liability of all of the members of the Company is unlimited.

TRANSFER OF SHARES

        19.   No share of any class or series of shares shall be transferred except,

    (a)
    with the prior consent of the directors of the Company expressed by a resolution at a meeting of the directors; or

    (b)
    with the prior consent of the holders(s) of the shares expressed by a resolution at a meeting of the holders of the shares.

The Company shall decline to register any other purported transfer of shares by any person in any circumstances.

        20.   Subject to Article 17 hereof, the instrument of transfer of any share in the Company shall be signed by the transferor and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof, and shall be entitled to receive any Dividend declared thereon before the registration of transfer.

        21.   The instrument of transfer of any share shall be in writing in the following form, or as near thereto as circumstances will permit:

    For value received                        hereby, sell, assign and transfer unto                        shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                        attorney to transfer the said stock on the books of the within named Company with the full power of substitution in the premises,

    Dated the            day of            , 19

    WITNESS:

        22.   Every instrument of transfer shall be left at the Office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

        23.   Every instrument of transfer shall, after the registration thereof, remain in the custody of the Company, but any instrument of transfer which the directors decline to register shall be returned to the person depositing the same.

INCREASE AND REDUCTION OF CAPITAL

        24.   Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company in general meeting may, from time to time, increase the capital by the creation or issue of new shares of such amount as it thinks expedient.

        25.   Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Act and the restrictions on allotment, disposition and transferability in these Articles, the new shares may be issued upon such terms and conditions, and with such rights and privileges annexed thereto, as the general meeting resolving upon the creation thereof shall direct; and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to Dividends and in the distribution of assets of the Company, and with a special or without any right of voting.

        26.   Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained including, without limitation, those provisions referring to transfer of shares.

        27.   Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company shall reduce all or a portion of the paid-up capital on its shares by returning same to the holders thereof if such reduction and return is authorized by resolution at a meeting of the Shareholders who are the registered owners of Seventy-Five Percent (75%) or more of the shares which entitle the holders thereof to vote at a general meeting. If the return of paid-up capital is so authorized, the Shareholders approving of such return at such meeting shall determine when the paid-up capital shall be returned on the shares of the Company, the amount of paid-up capital to be returned on each such share and whether such paid-up capital should be returned to the holders of such shares in the form of cash, a promissory note or other assets of the Company. The amount of the reduction in the paid-up capital of the shares shall be recorded in the accounts of the Company.

        28.   To the intent that the operation of Section 12(1) of the Third Schedule to the Act be restricted, it is hereby declared that any class of shares or any series of shares affected by the matter in a manner different from other shares of the same class shall not carry the right to vote separately as a class or series upon any amendment to the Memorandum or Articles of this Company of the kind referred to in clauses (a), (b) or (e) of subsection (2) of Section 2 of the Third Schedule to the Act.

CLASSES OF SHARES

        29.   Subject to the rights, if any, of the holders of shares of any class or series of shares entitled to vote separately as a class or series thereon, and subject to the provisions of these Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to Dividends, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine. Any preference shares may with the sanction of a Special Resolution of the Company be issued on the terms that they are, at the option of the Company, liable to be redeemed or purchased by the Company.

BORROWING POWERS

        30.   The directors on behalf of the Company may from time to time in their discretion:

    (a)
    Raise or borrow money for the purposes of the Company or any of them;

    (b)
    Secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or otherwise or charged upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

      Provided that the power to execute mortgages of the Company's real or personal property and the power to issue bonds or debentures or debenture stock secured by mortgage or otherwise shall not be exercised by the directors except with the sanction of a Special Resolution of the Company previously passed and (where confirmation is necessary) confirmed in general meeting;

    (c)
    Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid; and

    (d)
    Pledge debentures as security for loans.

        31.   Bonds, debentures, debenture stock and other securities may be made assignable, free from any equities between the Company and the person to whom the same may be issued.

        32.   Any bonds, debentures, debenture stock, and other securities may be issued at a discount, premium, or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors, and otherwise.

MEETINGS

        33.   The first meeting of the Company shall be held within eighteen months from the date of the registration of the Memorandum of Association of the Company and at such place as the directors may determine.

        34.   Other general meetings shall be held once at least in every calendar year, at such time and place as may be determined by the directors and not more than fifteen months after the preceding general meeting.

        35.   The general meetings referred to in the next preceding Article shall be called ordinary general meetings; and all other meetings of the Company shall be called special general meetings.

        36.   The directors, whenever they think fit, may convene a special general meeting and, on the requisition of members of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, the directors shall forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the directors.

        37.   The requisition must state the objects of the meeting required, and must be signed by the members making the same and shall be deposited at the Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

        38.   If the directors do not proceed to cause a meeting to be held, within twenty-one days from the date of the requisition being so deposited, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

        39.   If at any such meeting a resolution requiring confirmation at another meeting is passed, the directors shall forthwith convene a further special general meeting for the purpose of considering such resolution; and if thought fit, of confirming it as a Special Resolution; and if the directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting.

        40.   Any meeting convened under the foregoing provisions by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by directors.

        41.   At least twenty-one days' notice of every general meeting specifying the place, day and hour of the meeting, and, in the case of special business, the general nature of such business, shall be sent to the members entitled to be present at such meeting by notice sent by post or otherwise served as hereinafter provided; and, with the consent in writing of all the members entitled to vote at such meeting, a meeting may be convened by shorter notice and in any manner they think fit, or if all the members are present at a meeting, either in person or by proxy, notice of time, place and purpose of the meeting may be waived.

        42.   Where it is proposed to pass a Special Resolution, the two meetings may be convened by one and the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the required majority at the first meeting.

        43.   The accidental omission to give any such notice to any of the members or the non-receipt of any such notice by any of the members shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

        44.   The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the directors and of the auditors, if any, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

        45.   (1)    Two members (where there is more than one member) personally present or represented by proxy and entitled to vote shall be a quorum for a general meeting. A corporation which is a member of the Company and which has duly appointed a representative under the provisions of the Act who is personally present at the meeting, shall for the purposes of this Article be considered as if personally present thereat.

             (2)   If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the members of the Company pursuant to Article 36, shall be dissolved; but in any other case it shall stand adjourned, to the same day, in the next week, at the same time, and place, and if at such adjourned meeting a quorum is not present, those members entitled to vote as aforesaid who are present shall be a quorum, and may transact the business for which the meeting was called.

        46.   No business shall be transacted at any general meeting unless the quorum requisite be present at the commencement of the business.

        47.   The Chairman of the Board shall be entitled to take the chair at every general meeting, or if there be no Chairman of the Board, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting, the President, or failing him a Vice-President who is a director, shall be entitled to take the chair and if none of the Chairman of the Board nor the President, nor such a Vice-President, shall be present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another director as chairman and if no director is present or if all the directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be chairman.

        48.   Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes, the chairman shall not, whether on a show of hands or on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

        49.   At any general meeting a resolution put to the meeting shall be decided by a show of hands, unless a poll is (before or on the declaration of the result of a show of hands) demanded by the chairman or by a member, or by a Proxyholder and, unless a poll is so demanded a declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution. Subject to the Act and these Articles, a resolution shall be carried if more than Fifty Percent (50%) of the votes are cast in favour of such resolution by the members entitled to vote thereon.

        50.   If a poll is demanded as aforesaid, it shall be taken in such manner, at such time and place as the chairman of the meeting directs, and either at once, or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same, and such determination made in good faith, shall be final and conclusive.

        51.   The chairman of a general meeting may, with the consent of the meeting, adjourn the same from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

        52.   Any poll demanded on the election of a chairman of a meeting or any question of adjournment shall be taken at the meeting, and without adjournment.

        53.   The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

        54.   (1)    Subject to the Act, the provisions applicable to any shares issued under conditions limiting or excluding the right of holders thereof to vote at general meetings and these Articles, on a show of hands every member present in person and every Proxyholder, subject to Section 85F(2) of the Act, shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

                 (2)   Where a corporation being a member is represented by a Proxyholder who is not a member or by a representative duly authorized under the Act, such Proxyholder or representative shall be entitled to vote for such corporation either on a show of hands or on a poll.

        55.   Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy, in respect of such share, as if he were solely entitled thereto; and if more than one of such joint holders is present at any meeting, personally or by proxy, that one of the said persons so present, whose name stands first on the Register in respect of such share, shall alone be entitled to vote in respect thereof.

        56.   Votes may be given either personally or by proxy or in the case of a corporation by a representative duly authorized under the Act.

        57.   (1)    A proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation, under its common seal or the hand of its attorney or representative authorized in the manner referred to in Section 86(1)(a) of the Act.

                 (2)   Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

        58.   A member of unsound mind, in respect of whom an order has been made by any Court, may vote by his guardian or other person in the nature of a guardian appointed by that Court and any such guardian or other person may vote by proxy.

        59.   A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited with the chairman of the meeting before or at the meeting or adjourned meeting at which it is to be voted. A proxy shall cease to be valid one year after its date.

        60.   A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation, or transfer shall have been received before the meeting, at the Office of the Company or by the chairman of the meeting before the vote is given.

        61.   Every form of proxy, whether for a specific meeting or otherwise shall, as nearly as circumstances will admit, be in the form or to the effect following; or in such other form complying with the regulations made pursuant to the Act as the directors may from time to time determine:

    I                  of                  in the County of                  being a member of MICHAELS OF CANADA, ULC, hereby appoint                  of (or failing him                  of                  or failing him                  of                  ) as my proxy to attend and vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the             day of                        and at any adjournment thereof, or at any meeting of the Company which may be held within                        months from the date thereof.

      [if the proxy solicited by or on behalf of management of the Company, a statement to that effect]

    As witness my hand this    day of                        , 19

    Witness                        Shareholder

        62.   Any resolution passed by the directors, notice whereof shall be given to the members in the manner in which notices are hereinafter directed to be given and which shall, within one month after it has been passed, be ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting, but this Article shall not apply to a resolution for winding up the Company, to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by Special Resolution, or any action which, by virtue of subsection 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.

        63.   (1)    A resolution, including a Special Resolution, in writing and signed by every Shareholder who would be entitled to vote on the resolution at a meeting, is as valid as if it were passed by such Shareholders at a meeting and satisfied all the requirements of the Act respecting meetings of the Shareholders.

                 (2)   A copy of every resolution referred to in subsection (1) of this Article shall be kept with the minutes of proceedings of Shareholders.

DIRECTORS

        64.   The number of directors shall be a minimum of One (1) and a maximum of Ten (10) natural persons.

        65.   The first directors shall be appointed by the subscribers hereto or the majority of them, by an instrument in writing.

        66.   The directors shall have power at any time and from time to time to appoint any other person as a director either to fill a casual vacancy or as an addition but the total number of directors shall not at any time exceed the maximum number, fixed as above, and no such appointment shall be effective unless two-thirds of the directors concur therein.

        67.   A director is not required to hold a share in the Company to qualify as a director.

        68.   The continuing directors may act notwithstanding any vacancy in their body; but if the number fall below the minimum above fixed the directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

        69.   The directors shall be paid out of the funds of the Company by way of remuneration for their service such sums, if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manner as the directors may determine; the directors may also be paid their reasonable travelling and hotel and other expenses incurred in consequence of their attendance at Board meetings and otherwise in the execution of their duties as directors.

        70.   A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested or under any other company.

        71.   The office of a director shall ipso facto be vacated:

    (a)
    if he becomes bankrupt or makes an authorized assignment or suspends payment, or compounds with his creditors; or

    (b)
    if he is found to be of unsound mind by a Court;

    (c)
    if by notice in writing to the Company he resigns his office; or

    (d)
    if he is removed by Special Resolution.

        72.   No director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director shall be in any way interested, either directly or indirectly, be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established; but it is declared that the nature of his interest must be declared by him in the manner required by the Act. No director shall as a director vote in respect of any contract or arrangement in which he is so interested as aforesaid; and if he does so vote his vote shall not be counted, but this prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and such prohibition shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity or to the agreement or agreements referred to in Article 3 of these Articles or to any modification of such agreement or agreements or any agreement or agreements substituted therefor or any matter arising thereat.

ELECTION OF DIRECTORS

        73.   At every ordinary general meeting, all the directors shall retire from office, but shall hold office until the dissolution of the meeting at which their successors are elected. The Company shall at such meeting fill up the vacant offices by electing a like manner of persons to be directors, unless it is determined at such meeting to reduce or increase the number of directors. A retiring director shall be eligible for re-election.

        74.   If at any ordinary general meeting at which an election of directors ought to take place, no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

        75.   The Company in general meeting may from time to time increase or reduce the number of directors, and may determine or alter their qualifications.

        76.   The Company may, by Special Resolution, remove any director before the expiration of his period of office and appoint another person who may be qualified or become qualified in his stead; and the person so appointed shall hold office during such time only as the director in whose place he is appointed would have held the same if he had not been removed.

THE PRESIDENT AND VICE-PRESIDENT

        77.   The directors shall appoint the President of the Company and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him by the Board from time to time.

        78.   The directors may also appoint one or more Vice-Presidents, and may determine the period for which each of them are to hold office. A Vice-President shall, at the request of the Board and subject to its directions, perform the duties of the President during the absence, illness or incapacity of the President, or during such period as the President may request him so to do.

        79.   The directors may elect or appoint such other officers of the Company, having such powers and duties as they think fit. If the directors so decide, the same person may hold more than one of the offices provided for in these Articles.

CHAIRMAN OF THE BOARD

        80.   The directors may elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

PROCEEDINGS OF DIRECTORS

        81.   The directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. The quorum necessary for the transaction of business shall be a majority of the directors provided that if a quorum is not present at any meeting of directors, such meeting shall be adjourned to another date determined by the Chairman of the Board; at such adjourned meeting the quorum will be those directors present.

        82.   Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors' meetings. In any event:

    (a)
    Meetings of directors shall be regularly scheduled at the end of the calendar year of the Company for the immediately following calendar year of the Company and notice of all of those meetings shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least 48 hours before the meeting is to take place;

    (b)
    In the case of a meeting of directors, other than a meeting described in Paragraph (a) immediately above and an adjourned meeting, notice of every such meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least five (5) business days before the meeting is to take place;

    (c)
    In the case of a meeting of directors that has been adjourned pursuant to Article 81, notice of every such adjourned meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least seventy-two (72) hours before the meeting is to take place; and

    (d)
    A meeting of directors may be held without formal notice if all the directors are present and waive notice, or if those absent have signified their assent to such meeting or their consent to the business transacted thereat.

        83.   A director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

        84.   The President or any director may at any time, and the Secretary, upon the request of the President or a director shall, convene a meeting of the directors.

        85.   Questions arising at any meeting of directors shall be decided by a majority of votes, and in case of an equality of votes the chairman shall not have a second or casting vote.

        86.   The Chairman of the Board shall preside at the meeting of the directors. If no Chairman of the Board is elected, or if at any meeting of directors he is not present within fifteen minutes after the time appointed for holding the same, the President shall preside, and if the President is not present at the time appointed for holding the meeting, a Vice-President who is a director shall preside and, if neither the President nor such a Vice-President is present at any meeting within the time aforesaid, the directors present shall choose some one of their number to be chairman of such meeting.

        87.   A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion by or under the statutes in that behalf or of the regulations of the Company vested in or exercisable by the directors generally.

        88.   Subject to any other Article in these Articles, the directors may delegate any of their powers to committees, consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

        89.   The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the next preceding Article.

        90.   All acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

        91.   (1)    A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.

                 (2)   A copy of every resolution referred to in subsection (1) of this Article shall be kept with the minutes of proceedings of the directors or committee thereof, as the case may be.

        92.   If any one or more of the directors are called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise, as may be determined by the directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

        93.   If a resolution authorizes the entering into of an agreement or the performance of any act, that resolution shall be deemed to authorize the execution of such further documents and the doing of such further things as may be necessary or desirable in connection therewith by the persons authorized to act by the resolution.

REGISTERS

        94.   The directors shall cause a proper Register to be kept in accordance with the provisions of the Act.

        95.   The directors may cause to be kept in any place outside of Nova Scotia a branch Register in accordance with the provisions of the Act.

        96.   The directors shall also cause to be kept a proper register, containing the names and addresses and occupations of its directors or managers in accordance with the provisions of the Act.

        97.   The directors shall cause a proper register of the holders of debentures to be kept at the Office in accordance with the provisions of the Act.

        98.   The directors may cause to be kept in any place outside of Nova Scotia a branch register of the holders of debentures in accordance with the provisions of the Act.

MINUTES

        99.   The directors shall cause minutes to be duly entered in books for that purpose:

    (1)
    Of all appointments of officers;

    (2)
    Of the names of the directors present at each meeting of the directors and of any committees of directors;

    (3)
    Of all orders made by the directors and committees of directors;

    (4)
    Of all resolutions and proceedings of meetings of the Shareholders and of meetings of the directors;

        Any such minutes of any meeting of the directors or of any committee, or of the Company if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

POWERS OF DIRECTORS

        100. The management of the business of the Company shall be vested in the directors, who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles (including, without limitation, the requirement for a Special Resolution of the Company in connection with the exercise by the directors of any of the powers referred to in Article 30(b)) and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the directors, which would have been valid if such regulation had not been made.

        101. Without restricting the generality of the terms of the last preceding Article and without prejudice to the general powers conferred thereby, and the other powers conferred or restrictions imposed by these Articles on the powers of the directors, it is hereby expressly declared that the directors shall have the following powers, that is to say power from time to time:

    (1)
    To take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Company;

    (2)
    To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company;

    (3)
    To purchase, or otherwise acquire, for the Company any property, rights or privileges which the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

    (4)
    At their discretion, to pay for any property, rights, or privileges acquired by or services rendered to the Company, either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company, or not so charged;

    (5)
    To secure the fulfilment of any contracts or engagements entered into by the Company, by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they may think fit;

    (6)
    To appoint, and at their discretion remove or suspend, such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments, and to require security in such instances and to such amounts as they think fit;

    (7)
    To accept from any member insofar as the law permits, and on such terms and conditions as shall be agreed upon, a surrender of his shares or any part thereof; provided that the Company forthwith cancel such surrendered shares or any part thereof, as the case may be;

    (8)
    To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

    (9)
    To institute, conduct, defend, compound, or abandon any legal proceedings by or against the Company, or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Company;

    (10)
    To refer any claims or demands by or against the Company to arbitration, and observe and perform the awards;

    (11)
    To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

    (12)
    To determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecation, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

    (13)
    To provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

    (14)
    To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof upon such securities and in such manner as they think fit, and from time to time to vary or realize such investments;

    (15)
    To execute in the name and on behalf of the Company, in favour of any director or any other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property, present and future, as they think fit, and any such mortgages may contain a power of sale, and such other powers, covenants and provisions as shall be agreed on;

    (16)
    To set aside out of the profits of the Company before declaring any Dividend, such sums as they think proper as a reserve fund to meet contingencies, or to provide for Dividends, or for depreciation, or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the Company; and to invest the several sums so set aside upon such investments other than shares of the Company as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part thereof for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company; and that without being bound to keep the same separate from the other assets;

    (17)
    From time to time to make, vary and repeal by-laws for the regulation of the business of the Company, or of its officers and servants, or the members of the Company, or any section or class thereof;

    (18)
    To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Company; and

    (19)
    To provide for the management of the affairs of the Company in such manner as they shall think fit.

SOLICITORS

        102. The Company may employ or retain a solicitor or solicitors, and such solicitor may, at the request of the Board, or on instructions of the Chairman of the Board, or the President, attend meetings of the directors or Shareholders, whether or not he, himself, is a member or director of the Company. If a solicitor is also a director, he may nevertheless charge for services rendered to the Company as a solicitor.

SECRETARY AND TREASURER

        103. There shall be a Secretary of the Company, who shall keep the minutes of Shareholders' and directors' meetings and shall perform such other duties as may be assigned to him by the Board. The Board may also appoint a Treasurer of the Company to carry out such duties as the Board may assign.

        104. The Secretary and Treasurer of the Company shall be appointed by the directors. If the directors think fit, the same person may hold both offices.

        105. If the directors think fit, the same person may hold the offices of President and Secretary.

        106. The directors may appoint a temporary substitute for the Secretary, who shall, for the purposes of these Articles, be deemed to be the Secretary.

THE SEAL

        107. The directors shall procure a seal for the Company and shall provide for its safe custody.

DIVIDENDS

        108. The profits of the Company, subject to the provisions of the Memorandum of Association, and of these presents and to the rights of persons, if any, entitled to shares with special rights as to Dividends, may be divided among the Shareholders in accordance with the terms of the shares held by them.

        109. The directors may from time to time declare such Dividend upon the shares of the Company as they may deem proper according to the rights of the members and the respective classes thereof, and may determine the date upon which the same shall be payable, and provide that any such Dividend shall be payable to the persons registered as the holders of the shares in respect of which the same is declared at the close of business upon such date as the directors may specify.

        110. No Dividend shall be payable except out of the profits of the Company, and no Dividend shall carry interest as against the Company.

        111. The declaration of the directors as to the amount of the net profits of the Company shall be conclusive.

        112. The directors may from time to time pay to the members such interim Dividends as in their judgment the position of the Company justifies.

        113. The directors may retain any Dividends payable to a Shareholder against whom the Company has a claim and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which such claim exists.

        114. The directors, on declaring a Dividend, may resolve that such Dividend be paid wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds or debenture stock of any other company or in any one or more of such ways.

        115. The directors may resolve that any moneys, investments, or other assets forming part of the undivided profits of the Company in the hands of the Company and available for Dividend, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized and distributed amongst such of the Shareholders as would be entitled to receive the same if distributed by way of Dividend and in the same proportions that they are entitled thereto as capital and that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

        116. For the purposes of giving effect to any resolution under the two last preceding Articles, the directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payment shall be made to any members at the value so fixed, or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the Dividend or capitalized fund as may seem expedient to the directors. Where requisite, a proper memorandum shall be filed in accordance with the Act.

        117. A transfer of shares shall not pass the right to any Dividend declared thereon after such transfer and before the registration of the transfer.

        118. Any one of several persons who is registered as the joint holder of any share may give effectual receipts for all Dividends and payments on account of Dividends in respect of such share.

        119. Unless otherwise determined by the directors, any Dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled or, in the case of joint holders, to the registered address of that one whose name stands first on the Register in respect of the joint holding; and every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

        120. Notice of the declaration of any Dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

        121. All Dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

        122. Delete.

ACCOUNTS

        123. The directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such revenues and expenditures take place, and of all sales and purchases of goods by the Company, and of the assets and credits and liabilities of the Company.

        124. The books of account shall be kept at the Office or such other place as the directors think fit.

        125. The directors shall from time to time determine whether, and to what extent, the accounts and books of the Company, or any of them, shall be open to the inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute, or authorized by the directors, or by a resolution of the Company in general meeting.

        126. At the ordinary general meeting in every year, the directors shall lay before the Company the financial statements required by the Act, the report of the auditor, if any, to the members and, if the Company is a Reporting Issuer, the report of the directors.

        127. The financial statements shall be approved by the Board and such approval shall be evidenced by the signatures of two directors to the balance sheet or by the sole director where there is only one.

        128. The directors not less than seven days before the date of the ordinary general meeting shall send copies of the financial statements and the report of the auditor, if any, thereon to all members holding voting securities or otherwise entitled to receive notice of the general meeting.

AUDIT

        129. Unless in respect of a financial year the Company is exempt from the requirements of the Act regarding the appointment and duties of an auditor, an auditor shall be appointed in accordance with the Act. The auditor's duties will be regulated in accordance with the Act.

        130. Every account of the directors, when audited and approved by a general meeting, shall be conclusive, except as regards an error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

NOTICES

        131. A notice, statement or report may be given or delivered by the Company to any Shareholder either by delivery to him personally or by sending it by registered mail or facsimile to him to his last known address (if sent by mail) or facsimile number (if sent by facsimile) indicated in the records of the Company. Where a notice, statement or report is sent by mail or by facsimile, service or delivery of the notice, statement or report shall be deemed to be effected if properly addressed and mailed (if sent by mail) or properly transmitted and telefaxed (if sent by facsimile) and to have been given five days (excluding Saturdays and Sundays) following the date of mailing (if sent by mail) or one day (excluding Saturdays and Sundays) following the date the facsimile was telefaxed (if sent by facsimile). A certificate signed by the Secretary or other officer of the Company that the letter, envelope or facsimile containing the notice, statement or report was so addressed and mailed shall be conclusive evidence thereof.

        132. A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

        133. Notice of every general meeting or meeting of Shareholders holding a class of shares shall be given in a manner hereinbefore authorized to every Shareholder holding, at the time of the issue of the notice or the date fixed for determining the Shareholders entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend or vote at any such meeting. No other person except the auditor of the Company and the directors of the Company shall be entitled to receive notices of any such meeting.

INDEMNITY

        134. Every director, manager, Secretary, Treasurer, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including reasonable travelling expenses.

        135. No director or officer of the Company, in his capacity as a director or officer, respectively, shall be liable for acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

REMINDERS

        136. The directors shall comply with all the provisions of the Act, including:

    (1)
    Keep an up-to-date Register (Section 42).

    (2)
    Keep a register of directors and managers and send to the Registrar a copy thereof and notify him of any change among the directors or managers of the Company (Section 98).

    (3)
    Keep an up-to-date register of the holders of debentures (Section 111).

    (4)
    Send to the Registrar notice of consolidation of share capital, conversion of shares into stock and reconversion of stock into shares (Section 53).

    (5)
    Send notice to the Registrar of any redemption or purchase of preference shares (Section 50).

    (6)
    Send notice to the Registrar of any increase in the capital of the Company (Section 55).

    (7)
    Call a general meeting every year within the proper time (Section 83).

    (8)
    Send to the Registrar printed copies of Special Resolutions (Section 88).

    (9)
    File with the Registrar notice of situation of its Office or of any change thereof (Section 79).

    (10)
    Keep at the Office proper minutes of all general meetings and directors' meetings in books kept for this purpose (Section 89).

    (11)
    File a contract with the Registrar when shares are issued for a consideration other than cash (Section 109).

        137. The directors shall also:

    (a)
    Obtain a certificate under the Corporations Registration Act on commencing business; and

    (b)
    File notice of Recognized Agent with the Registrar under provisions of the Corporations Registration Act.

PRIVATE COMPANY

        138. To the end that the Company may qualify as a private company as that term is defined by the Securities Act (Nova Scotia),

    (1)
    In this Article, "prescribed securities" means the securities prescribed from time to time by the Nova Scotia Securities Commission for the purpose of the definition of private company under the Securities Act (Nova Scotia);

    (2)
    No transfer of prescribed securities of the Company, other than as permitted in Article 19, shall be effective;

    (3)
    The number of holders of prescribed securities of the Company, exclusive of persons who own a prescribed security and who are in its employment or the employment of an affiliate and exclusive of persons who, having been formerly in the employment of the Company or an affiliate, were while in that employment the owners of, and have continued after termination of that employment to own, at least one prescribed security of the Company, is limited to not more than fifty, two or more persons or companies who are the joint registered owners of one or more prescribed securities of the Company being counted as one holder; and

    (4)
    The Company shall not distribute any of its prescribed securities or securities convertible into or exchangeable for prescribed securities to the public.

SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS

        139. The Company shall not sell, lease or exchange all or substantially all of its property, other than in the ordinary course of its business, unless approved by a Special Resolution of the Company in general meeting.

SCHEDULE "A"

        The rights, preferences, conditions, restrictions, limitations and prohibitions of the Class A Preferred Shares shall be as follows:

        1.     The holders of the Class A Preferred Shares, in priority to the common shares and any other shares ranking junior to the Class A Preferred Shares shall be entitled to receive if, as and when declared by the Board of Directors of the Company (hereinafter called the "Board"), a fixed preferential cumulative dividend of five point six two five per centum (5.625%) per annum upon the par value thereof payable in quarterly installments on the 15th day of January, April, July and October each year. Such dividends shall accrue from such date or dates as may in the case of each issue be determined by the Board or in case no date be so determined, then from the date of issuance. Cheques of the Company payable at par at any branch in Canada of the Company's bankers for the time being shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. If, on any dividend payment date, the dividend payable on such date is not paid in full on all of the Class A Preferred Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board on which the Company shall have sufficient monies properly applicable to the payment of the same.

        2.     So long as any of the Class A Preferred Shares are outstanding, no dividend shall at any time be declared or paid on or set apart for the common shares or any other shares ranking junior to the Class A Preferred Shares unless either all the holders of the Class A Preferred Shares consent in writing or until a dividend has been paid on the Class A Preferred Shares, or has been declared and set apart for payment.

        3.     The holders of the Class A Preferred Shares shall not be entitled to any dividends other than the dividends referred to herein.

        4.     So long as any of the Class A Preferred Shares are outstanding, the Company shall not, without the consent (which consent shall be evidenced by a written instrument or instruments) of the holders of at least seventy-five per centum (75%) of the then outstanding Class A Preferred Shares:

    (a)
    create and/or issue any shares ranking on a parity with or in priority to the Class A Preferred Shares, whether as to payment of dividends or repayment of capital or the distribution of assets in the event of liquidation, dissolution or winding up of the Company;

    (b)
    redeem, purchase for cancellation or otherwise pay off or purchase any shares ranking junior to the Class A Preferred Shares; or

    (c)
    change any provision of the within conditions, preferences, priorities, rights, privileges, restrictions and limitations so as to affect adversely the Class A Preferred Shares.

        5.     The Class A Preferred Shares will rank in priority to the common shares and any other shares of the Company ranking junior to the Class A Preferred Shares with respect to the payment of dividends and/or the distribution of assets of the Company.

        6.     The Company may, upon giving notice as hereinafter provided, redeem the whole or from time to time any part of the Class A Preferred Shares on payment of the par value thereof plus all declared and unpaid dividends thereon.

        7.     In case of part only of the outstanding Class A Preferred Shares being called for redemption, the Class A Preferred Shares to be redeemed shall be selected either by lot from among all the outstanding Class A Preferred Shares in such manner as the Board in their discretion may determine, or pro rata to the holdings of all Class A Preferred Shares outstanding.

        8.     If notice of any Redemption of Class A Preferred Shares be given and an amount sufficient to redeem the Class A Preferred Shares called for redemption be deposited in a bank or trust company at such place as may be determined by the Board on or before the date fixed for redemption, the said Class A Preferred Shares called for redemption shall be deemed to be redeemed as of the date fixed for redemption, and the holders of such Class A Preferred Shares so called for redemption shall have no right in or against the Company thereafter in respect of such shares, except to receive payment in accordance with the terms of the notice of redemption out of the monies so deposited and to receive any declared and unpaid dividends thereon.

        9.     Class A Preferred Shares when redeemed shall be cancelled and shall not be reissued.

        10.   The Company at any time and from time to time at its option may redeem without notice all or any part of the outstanding Class A Preferred Shares by purchasing any of such shares in the open market or by tender at the lowest price for which, in the opinion of the Board, such Class A Preferred Shares are obtainable. From and after the date of such purchase of any outstanding Class A Preferred Shares, such shares shall be deemed to have been redeemed and shall be cancelled and such Class A Preferred Shares shall not be reissued.

        11.   If part only of the Class A Preferred Shares represented by any certificate be redeemed or purchased as hereinabove set out a new certificate or new certificates for the balance of such shares shall be issued.

        12.   The redemption of the Class A Preferred Shares shall not affect the rights of the holders of such shares with respect to any declared and unpaid dividends thereon up to the date fixed for redemption, and such shareholders shall remain entitled to such dividends on their respective Class A Preferred Shares.

        13.   Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and/or in the event of any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares shall be entitled to receive, before any payment or distribution of assets of the Company shall be made or set apart for the holders of junior shares, an amount equal to the par value thereof, plus all declared and unpaid dividends thereon. Only after such payment has been made in full to the holders of the Class A Preferred Shares, the holders of the junior shares shall, subject to applicable law, be entitled to receive any and all assets remaining to be paid or distributed to shareholders, and the holders of the Class A Preferred Shares shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange, or transfer of all or substantially all the property and assets of the Company or a consolidation, merger or amalgamation of the Company with one or more other corporations (whether or not the Company is the corporation surviving from such consolidation, merger or amalgamation) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        14.   Save as herein expressly provided, the Class A Preferred Shares shall not entitle the holders thereof to receive or participate in any distribution of profits or capital of the Corporation, whether by way of dividends in any form, distribution of assets, bonus or otherwise.

        15.   The Class A Preferred Shares shall not have attached to them any right to receive notice of or to vote at any meeting of the shareholders of Company.

        16.   If in any year, after providing for dividends on the then outstanding Class A Preferred Shares, there shall remain any profits or surplus lawfully available for dividends, such profits or surplus or any part thereof may, in the discretion of the Board, be applied to dividends on any or all of the junior shares subject to their rights, preferences, conditions, restrictions, limitations and prohibitions.

        17.   The common shares will rank junior to the Class A Preferred Shares and be subject in all respects to the conditions, preferences, priorities, rights, privileges, restrictions and limitations attaching to the Class A Preferred Shares.

        18.   All dollar amounts stated in this Schedule "A" and, for greater certainty, the par value of the Class A Preferred shares stated in Article 6 of the Articles of Association, shall be deemed to be in United States Dollars and all dividends and other amounts payable hereunder shall be payable in United States Dollars.

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